Exhibit 10.19

Delta Air Lines, Inc.

Department 460

Atlanta, Georgia 30320-6001

Amendment

to

Technical Services Agreement

This Amendment no. 3 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“sun Country”) dated October 8, 2003 (the “Agreement”), shall be effective as of 15th day of July, 2007 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain inventory and maintenance support services from Delta to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to add additional aircraft to the Agreement

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

The entire Agreement is hereby amended to include the following aircraft tail numbers to be included and covered under the Agreement;

Registration	Model	Serial #	Mfg. Date	Engine Type
N810SY	B737-800	29635	7/2007	CFM56-7B26
N811SY	B737-800	29660	8/2007	CFM56-7B26

2. Delta and Sun Country hereby agree that N810SY and N811SY have certain parts and/or components that are not compatible with the ether Aircraft in the Agreement and with the B737-800 aircraft in Delta’s fleet. Delta and Sun Country each agree to work together to reach a mutually agreed upon process for managing the differences which may exist with respect to N810SY and N811SY.

3. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.

By:	/s/ Steven Speliman	By:	/s/ Jack Turnbill
Name:	Steven Speliman	Name:	Jack Turnbill
Title:	CFO/COO	Title:	Director of Technical Sales and Marketing